Exhibit 99.1

Alcoa Purchases Group Annuity Contracts for Certain Canadian Pension Plans

PITTSBURGH--(BUSINESS WIRE)--April 14, 2023--Alcoa Corporation today announced the purchase of group annuity contracts that will facilitate the transfer of approximately $235 million of pension obligations and assets associated with defined benefit pension plans for certain Canadian retirees and beneficiaries.

The transfer, which will be complete later this month, further enhances the Company’s strong balance sheet, reduces the risk from volatility in pension plan obligations, and continues to meet commitments to retirees and beneficiaries.

This is the Company’s sixth pension annuity transaction for a total transfer of approximately $3.6 billion in pension obligations and assets since 2018.

The latest group annuity contracts, which required no cash funding from Alcoa, will be executed by Industrial Alliance Insurance and Financial Services Inc. and will cover approximately 500 participants in the Canadian pension plans. Participants will not have any change in their benefits, and Industrial Alliance Insurance and Financial Services Inc. will assume the payment obligations beginning in September 2023.

In the second quarter of 2023, Alcoa expects to record a non-cash settlement charge of approximately $18 million ($13 million after-tax, or $0.07 per share) related to this annuity transaction.

TELUS Health acted as advisor to Alcoa Corporation in this transaction.

About Alcoa Corp.

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products with a vision to reinvent the aluminum industry for a sustainable future. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater efficiency, safety, sustainability and stronger communities wherever we operate.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls and webcasts.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aim,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “projects,” “reach,” “seeks,” “sees,” “should,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Alcoa Corporation’s filings with the Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Contacts

Investor Contact:
James Dwyer
412-992-5450
James.Dwyer@alcoa.com

Media Contact:
Jim Beck
412-315-2909
Jim.Beck@alcoa.com

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